UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2008

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, Allscripts Healthcare Solutions, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 17, 2008 by and among the Company, Misys plc, a public limited company incorporated under the laws of England (“Parent”), Misys Healthcare Systems LLC, a North Carolina limited liability company and wholly-owned indirect subsidiary of Parent, and Patriot Merger Company, LLC, a North Carolina limited liability company and wholly-owned subsidiary of the Company.

Attached as Exhibit 99.1 is an updated Investor Presentation that the Company expects to use in presentations to analysts and others to describe the transactions related to the Merger Agreement, assuming that the stockholders of the Company and the shareholders of Misys approve the transactions contemplated by the Merger Agreement.

Please refer to pages 15, 20 and 21 of Exhibit 99.1 which are the only pages updated from our previous Investor Presentation filed as Exhibit 99.1 to the Form 8-K dated March 20, 2008.

The presentation attached hereto as Exhibit 99.1 includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the presentation of this non-GAAP financial information may be useful to investors as it provides general information regarding the proposed business to be acquired and operated by the Company, assuming that the stockholders of the Company approve the Merger Agreement and the related matters.

The following is a question and answer document to be distributed to certain investors describing certain transactions contemplated by the Merger Agreement.

This presentation includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). Allscripts believes that the presentation of this non-GAAP financial information may be useful to investors as it provides general information regarding the proposed business to be acquired and operated by Allscripts, assuming that the stockholders of Allscripts approve the transactions contemplated by the merger agreement described herein.

Q. Why is this a good transaction for Allscripts?

The transaction will significantly enhance Allscripts’ position in the overall healthcare information technology sector and create a leading competitor in electronic health records and practice management. As standalone companies Allscripts has an installed base of over 40,000 physicians and Misys Healthcare has approximately 110,000 physicians. The combined company will have a client base of approximately 150,000 physicians, 700 hospitals and 6,000 post-acute facilities. The combined entity covers approximately one third of all physicians in America, enabling us to further expand our clinical solutions in small-to-medium-size physician practice groups. Additionally, the transaction gives Allscripts-Misys Healthcare the ability to network across healthcare from the emergency department to the ambulatory settings, further delivering on our vision of connectivity and interoperability throughout the continuum of care.

The strategic rationale for the transaction is supported by the fact that these two companies can generate significant revenue synergies through cross-selling of Allscripts’ electronic health records into the Misys Healthcare customer base. Additionally there exists opportunity for substantial cost synergies through the rationalization of overlapping functions between the two companies.

Q. Why do the transaction at this time?

The current physician practice market dynamics provide an attractive opportunity for a merged Allscripts and Misys Healthcare. By combining, we are able to immediately penetrate the large Misys Healthcare installed base with Allscripts’ leading EHR products. Of the 110,000+ physicians using Misys systems, a majority of them do not have an EHR solution today. By bringing the two organizations together now, we can accelerate the adoption of our EHR product in the Misys base and thereby maximize the overall value of the cross-selling opportunity and deliver to our shareholders the savings that come from avoiding significant duplicative EHR development costs in the future.

Q. What is happening in this transaction?

Allscripts and Misys plc (parent of Misys Healthcare) have entered into a definitive merger agreement. Under the terms of this agreement, Misys plc will (i) contribute Misys Healthcare, its U.S.-based healthcare subsidiary (which we believe has an enterprise value of approximately $460 million—$510 million, as described below), plus (ii) pay $330 million in cash to Allscripts. In exchange for this aggregate $790 million—$840 million contribution, Misys plc will receive a 54.5% ownership in Allscripts, on a fully diluted basis.

Allscripts’ existing shareholders will receive the $330 million cash contributed by Misys plc, through a special cash dividend, and will retain all of their existing shares in the company, representing a 45.5% stake in a significantly larger company that is the combination of Allscripts today plus the Misys Healthcare business1. The $330 million in cash will be paid solely to Allscripts shareholders immediately prior to completion of the transaction; Misys will not share in the distribution of this cash. The transaction is not subject to any financing contingencies.

The new combined entity will be renamed Allscripts-Misys Healthcare. Allscripts-Misys Healthcare will continue to trade on the NASDAQ under the ticker “MDRX”. Based on comparable company earnings multiples, Allscripts-Misys Healthcare would have an equity value of approximately $1.4—$1.7 billion, which excludes any revenue synergies that will be realized in this transaction.

Overview of Transaction Mechanics

1)	Misys Healthcare, a subsidiary of Misys plc, merges with Allscripts subsidiary to create Allscripts-Misys Healthcare.

2)	In exchange for Misys plc contributing its Misys Healthcare business plus $330 million cash to Allscripts, Allscripts issues shares to Misys plc.

3)	Immediately prior to the completion of the transaction, Allscripts shareholders will be entitled to receive the $330 million through a special cash dividend at a per share amount of approximately $4.90 (based on estimated fully diluted shares of approximately 67.8 million shares)

4)	Allscripts equity holders retain a 45.5% ownership on a fully diluted share basis in Allscripts-Misys Healthcare (which consists of both Allscripts and Misys Healthcare)

Q. What is the Misys Healthcare business?

Misys Healthcare, a subsidiary of Misys plc, provides software solutions for supporting and connecting physicians’ offices and venues across the healthcare community. Misys Healthcare serves more than 110,000 physicians in 18,000 practice locations and processes approximately 480 million transactions a year. Misys Healthcare is headquartered in Raleigh, North Carolina and generated FY 2007 pre-tax operating profit of approximately $39.5 million (before exceptional items) from revenues of $376 million, in accordance with International Standards on Auditing (UK).

Misys Healthcare’s core products focus on practice management (PM) solutions for physicians, which are used by a substantial installed base of over 100,000 physicians. These practice management products are well regarded by customers and complementary to Allscripts’ leading EHR software products.

Key Misys Healthcare products include:

¡	Misys Tiger – a practice management solution for small- to medium-sized physician organizations.

¡	Misys Vision – an enterprise practice management system for large healthcare organizations.

¡	Payerpath – a leading and innovative suite of claims management systems and services that manage healthcare financial transactions for providers and payers that addresses each step in the revenue cycle.

¡	Misys Homecare – an industry leading home care system designed to improve clinical quality of care, financial performance, and operational control for large, integrated home care organizations and small home care companies.

[1]	Note: Equity values and ownership for the purpose of this Q&A are represented on a fully-diluted basis.

¡	Misys MyWay – an integrated PM/EHR solution provided on an ASP basis for use in smaller practices.

The companies are committed to support all products in the future. The transaction is premised on the ability of the combined Allscripts-Misys Healthcare sales organization to sell Allscripts Electronic Health Records into the very large and underpenetrated Misys practice management base. The primary Electronic Health Records will be Allscripts Professional (Allscripts HealthMatics) and Allscripts Enterprise (Allscripts TouchWorks). It is expected that MyWay, the Misys integrated ASP solution, will continue to be offered to smaller physician groups. TouchWorks EHR/PM and HealthMatics EHR/PM integrated solutions will continue to be sold in net new or replacement opportunities.

Q. What is the value of the transaction to Allscripts shareholders?

We believe that the per share value of this transaction to existing Allscripts’ shareholders ranges from $14.30—$16.20. Based on the range of per share values described above, the offer represents a 63%—85% premium to Allscripts’ closing price of $8.76 on March 17, 2008 (one day prior to announcement) and a 37%—55% premium to Allscripts’ 30 day average share price of $10.46 prior to announcement. This is based on the value of what Allscripts’ shareholders receive as a result of this transaction (i.e. cash and a retained ownership interest in a significantly larger combined company with opportunities to expand product sales to approximately one-third of all physicians in the United States).

Allscripts’ shareholders will receive $330 million in cash, or approximately $4.90 per share on a fully diluted basis, and retain a 45.5% fully diluted ownership in a significantly larger Allscripts-Misys Healthcare combination. By retaining their shares in the newly merged company, Allscripts shareholders retain the ability to participate in the upside of one of the fastest growing sectors of the U.S. economy.

We believe Allscripts-Misys Healthcare would have pro forma 2008 revenue of approximately $720 million—$725 million and non-GAAP pro forma adjusted earnings of $85—$90 million had the merger been consummated on January 1, 2008. Non-GAAP pro forma adjusted earnings is net income with the add-back of deal-related amortization and stock-based compensation, both net of tax. The non-GAAP pro forma adjusted earnings includes an estimated $15—$20 million of first full year pre-tax cost synergies. Based on comparable company earnings multiples, Allscripts-Misys Healthcare would have an equity value of approximately $1.4 -$1.7 billion.

Current Allscripts shareholders will receive two components of value in the transaction: (a) the value of the 45.5% fully diluted ownership they will have in a larger business, Allscripts-Misys Healthcare; and (b) the $330 million cash dividend that will be paid to current Allscripts shareholders. The value of these two components is shown on both an aggregate basis and a per fully diluted share basis in the table below:

	Aggregate Value ($mm)	Per Share Value ($)
Total Allscripts-Misys Healthcare Enterprise Value	$1,400 - $1,700	NM

Allscripts’ Shareholders 45.5% Ownership in Allscripts-Misys Healthcare	$640 - $770	$9.40 - $11.30

Special Cash Dividend Paid to Allscripts Shareholders (Cash Originates from Misys plc)	$330	$4.90

Total Aggregate Value to Allscripts Shareholders	$970 - $1,100	$14.30 - $16.20

Q. What is the value of Misys Healthcare?

We believe that the Misys Healthcare business has an enterprise value of approximately $460 million—$510 million. Based on FYE May 31, 2007A revenue of $376 million for the Misys Healthcare business, this implies a modest 1.2x – 1.4x revenue multiple. In contrast, comparable companies such as Allscripts, Cerner, Computer Programs and Systems, Eclipsys, and Quality Systems have a median 2007 revenue multiple of 2.1x.

Company	2007 EV / Revenue Multiple[1]
Allscripts	2.2x

Cerner	2.1x

Computer Programs and Systems	2.1x

Eclipsys	1.9x

Quality Systems	4.5x

Median	2.1x

Q. What is the premium being paid by Misys plc to Allscripts’ shareholders?

The specific premium ultimately depends on the value at which the shares of Allscripts-Misys Healthcare trade once the transaction is consummated. However, based on the range of per share values described above ($14.30—$16.20 per share), the offer represents a substantial premium (63%—85%) to Allscripts’ closing price of $8.76 on March 17, 2008 (one day prior to announcement) and a 37%—55% premium to Allscripts’ 30 day average share price of $10.46 prior to announcement.

[1]	Source: IBES and Capital IQ.

Q. What synergies are assumed in this transaction?

In contemplation of this transaction, Allscripts and Misys Healthcare conducted a thorough review of the synergy opportunities. Synergies from the transaction are expected to be significant and realizable immediately and increase over the next few years.

¡	Pre-tax cost synergies of $15—20mm are expected in the first full year following the consummation of the transaction. Run rate pre-tax cost synergies are expected to reach $25—$30 million in the next few years. The main drivers of cost synergies include overhead, R&D, marketing and administrative functions

—	There are a number of immediate actions upon closing of this transaction that is expected to support the achievement of substantial cost synergies. For example, the elimination of the Misys plc corporate overhead, which specifically pertains to costs directly allocated from Misys plc to Misys Healthcare and represent costs already in place at Allscripts, will result in immediate cost savings of approximately $6.0 million. Discretionary marketing spend is expected to represent annual savings of approximately $5.0 million. Furthermore, there is expected to be reduced hiring by both companies combined with internal reassignments as a means to effectively align resources at Allscripts-Misys Healthcare. Finally, both Allscripts and Misys Healthcare have comparable operating facilities based in North Carolina. The combination of these facilities is expected to result in immediate cost savings of approximately $1.0 million.

¡	Revenue synergies, which are not reflected in our forecasts or growth guidance, are expected to result from significant cross-selling opportunities. These include, for example, our ability to more effectively penetrate Misys Healthcare’s PM installed base of more than 110,000 physicians with our EHR products. Leveraging the existing Misys Healthcare PM installed base for our clinical EHRs as well as other product and service offerings represents a market opportunity of approximately one billion dollars. In addition, there are a number of other attractive revenue synergy opportunities, such as additional revenue from Payerpath and MyWay ASP.

Q. What is the impact of the transaction with Misys Healthcare on the relationship with IDX?

We have had a business relationship with IDX since 2001, including the period subsequent to when IDX was acquired by GE. The relationship with IDX / GE remains in place today under an amended agreement executed by the parties approximately two years ago, shortly after IDX was acquired by GE. Due to the significant number of reference sites that Allscripts has established in the IDX client base and a successful track record for performance and client support and service, there is no dependency on IDX / GE for any new sales activity.

Moreover, the amendment to our commercial relationship with IDX / GE was favorable in that it eliminated exclusivity provisions that previously restricted us from providing PM solutions other than through IDX. This amendment allowed us to enter the practice management market, which we did through the acquisition of A4 Health Systems. The transaction with Misys will further extend our footprint in the PM market.

The transaction with Misys does not otherwise impact our current arrangement with IDX / GE.

Q. Does Allscripts management have sufficient bandwidth and scope to successfully integrate Misys Healthcare?

Yes. We believe that we have the bandwidth, experience and strong capability to lead and complete a successful integration and growth of these two businesses. A successful integration is crucial and we plan to designate a full team that will focus full time to help ensure the Misys Healthcare business is properly integrated and the combination is highly successful. The integration team will report directly to Glen Tullman and Mike Lawrie. In addition, the best managers from both businesses will be part of the new leadership team and will provide significant experience and leverage for us to manage the entire business and the integration. Also, there are already 30 to 40 practice group sites that use both Allscripts and Misys Healthcare products together, which is beneficial because without using significant development resources, we can begin to sell our products into the base immediately. This will be extremely beneficial as we work to bring together our two great sales teams and service approximately one-third of all physicians in the United States.

Q. What is Allscripts-Misys Healthcare product strategy?

The companies are committed to support all products in the future. The transaction is premised on the ability of the new Allscripts-Misys Healthcare sales organization to sell Allscripts Electronic Health Records into the significant and underpenetrated Misys Healthcare practice management base. The primary EHR solutions will be Allscripts Professional (Allscripts HealthMatics) and Allscripts Enterprise (Allscripts TouchWorks). It is expected that MyWay, the Misys integrated ASP solution, will continue to be offered to smaller physician groups. Touchworks EHR / PM and HealthMatics EHR / PM integrated solutions will continue to be sold in net new or replacement opportunities.

Q. When is the transaction expected to close?

We anticipate that the transaction will close in the next four to six months.

Key steps to closing include:

¡	Complete audited carve-out financials for Misys Healthcare and pro forma financials for Allscripts-Misys Healthcare

¡	Receive Hart-Scott-Rodino antitrust clearance

¡	Prepare and distribute the proxy statement for existing shareholders of Allscripts

¡	Prepare and distribute the Shareholder Circular for existing shareholders of Misys plc

¡	Obtain approval from shareholders of both Allscripts and Misys plc. A shareholder vote for both companies is required to consummate the transaction.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Allscripts Healthcare Solutions, Inc. (“Allscripts”) and Misys Healthcare Systems LLC (“MHS”), a wholly owned subsidiary of Misys plc (“Misys”). In connection with this proposed transaction, Allscripts intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement, a definitive proxy statement and other related materials, and Parent intends to file a shareholder circular with the Financial Services Authority in the United Kingdom. The definitive proxy statement will be mailed to the stockholders of Allscripts, and the shareholder circular will be mailed to the shareholders of Parent. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND

OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’ securities, is set forth in its proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 30, 2007. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication contains forward-looking statements. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving Allscripts, MHS and Misys, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, development, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Allscripts, Misys or MHS and others following announcement of entering into the merger agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder or shareholder approval or the failure of any party to satisfy other conditions to completion of the proposed transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Allscripts’, Misys’ and MHS’ ability to control or predict. Allscripts can give no assurance that any of the transactions related to the merger will be completed or that the conditions to the merger will be satisfied. Allscripts undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Allscripts is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.
Exhibit 99.1	Investor Presentation dated March 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: March 26, 2008	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.
Exhibit 99.1	Investor Presentation dated March 26, 2008